Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The board of directors
Fidelity National Information Services, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-63342, 333-103266, 333-131601, 333-131602, 333-132844, 333-132845, 333-138654, 333-146080, 333-157575, 333-158960, 333-162262, 333-190793, 333-206214, 333-206832, and 333-208266) and Form S-3 (No. 333-131593 and 333-212372) of Fidelity National Information Services, Inc. and subsidiaries (the Company) of our reports dated February 22, 2018, with respect to the consolidated balance sheets of the Company as of December 31, 2017 and 2016, and the related consolidated statements of earnings, comprehensive earnings, equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of the Company.

/s/ KPMG LLP

Jacksonville, Florida
February 22, 2018
Certified Public Accountants